Exhibit 99.1

Livent Corporation
1818 Market Street, Suite 2550
Philadelphia, PA 19103
USA

215.299.5900
Livent.com

News Release
For Release: Immediate

Media Contact: Juan Carlos Cruz +1.215.299.6725
Juan.Carlos.Cruz@livent.com
Investor Contact: Daniel Rosen +1.215.299.6208
Daniel.Rosen@livent.com

Livent Releases Fourth Quarter and Full Year 2022 Results

-- Strong Fourth Quarter Caps Record Financial Performance in 2022 --
-- Capacity Expansions Expected to Drive 20% Higher Sales Volumes in 2023 --
-- 50% Adjusted EBITDA(1) Growth at Midpoint of 2023 Guidance --

PHILADELPHIA, February 14, 2023 – Livent Corporation (NYSE: LTHM) today reported results for the fourth quarter and full year of 2022.
Fourth quarter revenue was $219.4 million, down 5% and up 79% from the third quarter of 2022 and the prior year’s quarter, respectively. Reported GAAP net income was $82.7 million, compared to $77.6 million and $7.5 million in the previous quarter and the prior year’s quarter, respectively, or 39 cents per diluted share. Adjusted EBITDA was $107.6 million, 3% below the previous quarter and nearly four times higher than the prior year’s quarter, and adjusted earnings per diluted share were 40 cents. Continued strength in lithium market conditions and customer demand resulted in higher sequential volumes, the impact of which was partially offset by a less favorable customer mix.
For the full year, Livent reported revenue of $813.2 million, nearly double 2021 results. GAAP net income was $273.5 million, or $1.36 per diluted share, compared to $0.6 million in 2021. Full year Adjusted EBITDA was $366.7 million, over five times higher than the prior year, and adjusted earnings per share were $1.40 per diluted share. This significant improvement was a result of higher average realized prices across all lithium products.
“Livent had another strong performance in the fourth quarter and finished the full year 2022 with record financial results,” said Paul Graves, president and chief executive officer of Livent. “We expect to generate higher profitability in 2023 as we build on this performance. This is driven by further expected increases in average realized pricing across our lithium products, as well as higher sales volumes with the first phase of our Argentina expansion coming online during the year.”

Page 2/ Livent Releases Fourth Quarter 2022 Results
Capacity Expansion
The Company remains on schedule to deliver its announced capacity expansions. The first 10,000 metric ton expansion of lithium carbonate in Argentina is substantially complete and in the process of starting up, with commercial volumes expected in the second half of 2023. Livent is also on track to add its second 10,000 metric ton expansion of lithium carbonate in Argentina by the end of 2023, with first production from this second expansion expected in early 2024. At year-end 2023, the Company expects nameplate lithium carbonate capacity to be double that of 2022, approaching 40,000 metric tons.
Outside of Argentina, the Company continues to qualify product with customers at its new 5,000 metric ton lithium hydroxide line in Bessemer City and will deliver commercial volumes in 2023. Livent remains the largest producer of lithium hydroxide in the United States with a combined 15,000 metric tons in domestic capacity. Construction has also begun on a 15,000 metric ton lithium hydroxide facility at a new location in the province of Zhejiang, China with first commercial volumes expected in 2024. At year-end 2023, Livent expects to have a total of 45,000 metric tons of global lithium hydroxide capacity, inclusive of the new facility.
The development of Nemaska Lithium, an integrated lithium hydroxide project located in Québec, Canada in which Livent is a 50% owner, continues to advance. A feasibility study is being finalized and is expected to be published in the first half of 2023. Livent continues to provide significant technical and commercial expertise to Nemaska Lithium and has been appointed to engage in sales and marketing efforts on its behalf. Livent expects that Nemaska Lithium will be in a position to announce initial customer agreements in the first half of 2023 and commercial sales are expected to begin in 2025.
Guidance and Outlook (1)
Livent expects a meaningful improvement in 2023 financial performance following record 2022 results. For the full year, Livent projects revenue to be in the range of $1,000 million to $1,100 million and Adjusted EBITDA to be in the range of $510 million to $580 million, representing growth of roughly 30% and 50%, respectively, at the midpoints versus the prior year. This guidance is based on 20% higher total volumes sold on an LCE (2) basis versus 2022. Additionally, the company expects to achieve higher average realized pricing across its portfolio of lithium products, partially offset by higher anticipated costs.

($ million)	FY 2023 Guidance	FY 2022 Results	YoY Growth
Revenue	1,000 – 1,100	813	Up 23% – 35%
Adjusted EBITDA	510 – 580	367	Up 39% – 58%

Page 3/ Livent Releases Fourth Quarter 2022 Results

The table below provides additional estimates for select financial items:

Full Year 2023
•Adjusted tax rate •Full-year weighted average diluted shares outstanding (3) •Depreciation & amortization •Adjusted cash from operations •Capital expenditures and other investing activities	16 – 19 ~210 $46 - $52 $360 - $440 $325 - $375	percent million million million million
Supplemental Information
In this press release, Livent uses the financial measures Adjusted EBITDA, Diluted adjusted after-tax earnings per share, Adjusted tax rate, and Adjusted cash from operations. These terms are not calculated in accordance with generally accepted accounting principles (GAAP). Definitions of these terms, as well as a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP, are provided on our website: ir.livent.com. Such reconciliations are also set forth in the financial tables that accompany this press release.
About Livent
For nearly eight decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The Company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent has a combined workforce of approximately 1,350 full-time, part-time, temporary, and contract employees and operates manufacturing sites in the United States, England, China and Argentina. For more information, visit Livent.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, we have identified forward-looking statements by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Livent, may include projections of Livent’s future financial performance, Livent’s anticipated growth strategies and anticipated trends in Livent’s business, including without limitation, our capital expansion plans and development of the Nemaska project. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the Company based on currently available information. There are important factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including a decline in the growth in demand for electric vehicles using high performance lithium compounds; constraints for EV assemblies and lithium-ion battery manufacturing such as restrictions on access to semiconductor chips and availability of

Page 4/ Livent Releases Fourth Quarter 2022 Results
other raw materials could indirectly impact lithium demand; increased supply chain disruptions in the electric vehicle manufacturing industry; risks relating to Livent’s capacity expansion efforts and current production; not having established proven or probable mineral reserves, as defined by the Securities and Exchange Commission; difficulty integrating future acquisitions; the success of Livent’s research and development efforts; volatility in the price for performance lithium compounds or other battery materials, and the risk that increasing prices become demand destructive in our key end markets (as the principal driver of our higher guidance range is higher expected realized pricing); adverse global economic and weather conditions that may result in adverse impact on supply chains and customer demand, including a global recession or regional recessions; competition; the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input or that require a lesser amount of performance lithium compounds; quarterly and annual fluctuations of our operating results; liquidity and access to credit; the conditional conversion feature of the 2025 Notes; the lack of sufficient cash flow from our business to pay our debt; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina, China and other countries where Livent has active operations; the effects of war, such as the conflict in Ukraine; physical risks to our operations and those of our suppliers, including natural disasters, epidemics, pandemics and other catastrophic events; the COVID-19 pandemic and its consequences; reduced customer demand, or delays in growth of customer demand, for higher performance lithium compounds; customer concentration and the delay or loss of, or significant reduction in orders from, large customers; failure to satisfy customer and government quality standards; increases in the price of energy and raw materials or broader global inflationary pressures; employee attraction and retention; union relations; cybersecurity breaches; our ability to protect our intellectual property rights; risks related to our business partners not operating in accordance with their business plans and failing to fulfill their obligations; risks related to whether the information in our feasibility studies is current; ESG risks, including events outside our control that could prevent us from achieving our sustainability goals; not having established proven or probable mineral reserves, as defined by the Securities and Exchange Commission; legal and regulatory proceedings; including any shareholder lawsuits; compliance with environmental, health and safety laws; changes in tax laws; risks related to ownership of our common stock, including price fluctuations and lack of dividends; as well as the other factors described under the caption entitled “Risk Factors” in Livent’s 2021 Form 10-K filed with the Securities and Exchange Commission on February 28, 2022 and our subsequent Forms 10-Q filed with the Securities and Exchange Commission. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.
1.Although we provide a forecast for Adjusted EBITDA, Adjusted tax rate and Adjusted cash from Operations we are not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amount are not predictable, making it impractical for us to forecast such GAAP measure or to reconcile corresponding non-GAAP financial measure to such GAAP measure without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information. Such elements include, but are not limited to, restructuring, transaction related charges, and related cash activity. As a result, no GAAP outlook is provided for these metrics.
2.Lithium Carbonate Equivalents.
3.Inclusive of 28.1 million dilutive share equivalents attributable to potential conversion of 2025 Notes.
# # #

LIVENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$219.4	$122.9	$813.2	$420.4
Costs of sales	105.5	86.5	417.5	332.0
Gross margin	113.9	36.4	395.7	88.4
Selling, general and administrative expenses	14.6	15.7	55.2	49.9
Research and development expenses	1.3	0.8	3.9	3.0
Restructuring and other charges	2.9	0.4	7.5	3.8
Separation-related costs	0.2	0.7	0.7	2.0
Total costs and expenses	124.5	104.1	484.8	390.7
Income from operations before equity in net loss of unconsolidated affiliate, interest expense, net, loss on debt extinguishment and other gain	94.9	18.8	328.4	29.7
Equity in net loss of unconsolidated affiliate	6.7	1.8	15.1	5.5
Interest expense, net	—	—	—	0.3
Loss on debt extinguishment	—	—	0.1	—
Other gain	—	—	(22.2)	—
Income from operations before income taxes	88.2	17.0	335.4	23.9
Income tax expense	5.5	9.5	61.9	23.3
Net income	$82.7	$7.5	$273.5	$0.6
Net income per weighted average share - basic	$0.46	$0.05	$1.59	$—
Net income per weighted average share - diluted	$0.39	$0.04	$1.36	$—
Weighted average common shares outstanding - basic	179.5	161.7	171.8	154.7
Weighted average common shares outstanding - diluted	209.4	191.6	201.6	184.3

LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME TO EBITDA (NON-GAAP) AND ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Millions)	2022	2021	2022	2021
Net income	$82.7	$7.5	$273.5	$0.6
Add back:
Interest expense, net	—	—	—	0.3
Income tax expense	5.5	9.5	61.9	23.3
Depreciation and amortization	8.3	6.4	27.7	25.1
EBITDA (Non-GAAP) (1)	96.5	23.4	363.1	49.3
Add back:
Argentina remeasurement losses (a)	3.7	1.1	6.7	5.3
Restructuring and other charges (b)	2.9	0.4	7.5	3.8
Separation-related costs (c)	0.2	0.7	0.7	2.0
COVID-19 related costs (d)	0.3	1.0	2.4	5.2
Loss on debt extinguishment (e)	—	—	0.1	—
Other loss (f)	4.0	0.9	9.9	3.9
Subtract:
Blue Chip Swap gain (g)	—	—	(22.2)	—
Argentina interest income (h)	—	—	(1.5)	—
Adjusted EBITDA (Non-GAAP) (1)	$107.6	$27.5	$366.7	$69.5
___________________
1.We evaluate operating performance using certain Non-GAAP measures such as EBITDA, which we define as net income plus interest expense, net, income tax (benefit)/expense, depreciation, and amortization, and Adjusted EBITDA, which we define as EBITDA adjusted for Argentina remeasurement losses, restructuring and other charges, separation-related costs, COVID-19 related costs and other losses/(gains). Management believes the use of these Non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The Non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. These measures should not be considered as a substitute for net income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net income.
a.Represents impact of currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion, as well as significant currency devaluations. The remeasurement losses are included within "Cost of sales" in our consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. 2022 Restructuring and other charges consisted primarily of transaction related legal fees and miscellaneous nonrecurring costs, exit costs, severance-related costs and environmental remediation. 2021 Restructuring and other charges consisted primarily of environmental remediation, transaction related legal fees and miscellaneous nonrecurring costs.
c.Represents legal and professional fees and other separation-related activity.
d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the consolidated statements of operations, including but not limited to, incremental quarantine related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Represents the partial write off of deferred financing costs for the amendments to our Revolving Credit Facility excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
f.Represents our 50% ownership interest (which was 25% prior to June 6, 2022) in costs incurred for certain project-related costs to align Nemaska's reported results with Livent's capitalization policies, interest expense incurred by NLI and non-recurring transaction costs related to our initial investment in NLI, all included in Equity in net loss of unconsolidated affiliate in our consolidated statement of operations. The company accounts for its equity method investment in the NLI on a one-quarter lag basis.

g.Represents the gain from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds and is excluded from Adjusted EBITDA because it is nonrecurring.
h.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.

RECONCILIATION OF NET INCOME TO ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Millions, except per share amounts)	2022	2021	2022	2021
Net income	$82.7	$7.5	$273.5	$0.6
Special charges:
Argentina remeasurement losses(a)	3.7	1.1	6.7	5.3
Restructuring and other charges (b)	2.9	0.4	7.5	3.8
Separation-related costs(c)	0.2	0.7	0.7	2.0
COVID-19 related costs (d)	0.3	1.0	2.4	5.2
Loss on debt extinguishment (e)	—	—	0.1	—
Other loss (f)	4.0	0.9	9.9	3.9
Blue Chip Swap gain (g)	—	—	(22.2)	—
Argentina interest income (h)	—	—	(1.5)	—
Non-GAAP tax adjustments (j)	(9.6)	4.0	5.5	12.7
Adjustment for interest, net of tax, on 2025 Notes assumed converted (i)	—	—	—	0.2
Adjusted after-tax earnings (Non-GAAP) (1)	$84.2	$15.6	$282.6	$33.7

Diluted earnings per common share	$0.39	$0.04	$1.36	$—
Special charges per diluted share, before tax:
Argentina remeasurement losses, per diluted share	0.02	0.01	0.03	0.03
Restructuring and other charges, per diluted share	0.02	—	0.04	0.02
Separation-related costs, per diluted share	—	—	—	0.01
COVID-19 related costs, per diluted share	—	0.01	0.01	0.03
Other loss, per diluted share	0.02	—	0.05	0.02
Blue Chip Swap gain, per diluted share	—	—	(0.11)	—
Argentina interest income, per diluted share	—	—	(0.01)	—
Non-GAAP tax adjustments per diluted share	(0.05)	0.02	0.03	0.07
Diluted adjusted after-tax earnings per share (Non-GAAP) (1)	$0.40	$0.08	$1.40	$0.18
Weighted average number of shares outstanding used in diluted adjusted after-tax earnings per share computations (Non-GAAP)	209.4	191.6	201.6	184.3
____________________
1.The company believes that the Non-GAAP financial measures “Adjusted after-tax earnings” and "Diluted adjusted after-tax earnings per share" provide useful information about the company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of nonrecurring charges/(income) and tax-related adjustments. The company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. Diluted adjusted after-tax earnings per share (Non-GAAP) is calculated using weighted average common shares outstanding - diluted.
a.Represents charges related to currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion, as well as significant currency devaluations. The remeasurement losses are included within "Cost of sales" in our consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.

b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. 2022 Restructuring and other charges consisted primarily of transaction related legal fees and miscellaneous nonrecurring costs, exit costs, severance-related costs and environmental remediation. 2021 Restructuring and other charges consisted primarily of environmental remediation, transaction related legal fees and miscellaneous nonrecurring costs.
c.Represents legal and professional fees and other separation-related activity.
d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the consolidated statement of operations, including but not limited to, incremental quarantine related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Represents the partial write off of deferred financing costs for the amendments to our Revolving Credit Facility excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
f.Represents our 50% ownership interest (which was 25% prior to June 6, 2022) in costs incurred for certain project-related costs to align Nemaska's reported results with Livent's capitalization policies, interest expense incurred by NLI and non-recurring transaction costs related to our initial investment in NLI, all included in Equity in net loss of unconsolidated affiliate in our consolidated statement of operations. The company accounts for its equity method investment in the NLI on a one-quarter lag basis.
g.Represents the gain from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds and is excluded from Adjusted EBITDA because it is nonrecurring.
h.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.
i.For the three and twelve months ended December 31, 2022 and the three months ended December 31, 2021, all of the interest on the 2025 Notes was capitalized. For the twelve months ended December 31, 2021, $11.4 million of the interest on the 2025 Notes was capitalized.
j.The company excludes the GAAP tax provision, including discrete items, from the Non-GAAP measure "Diluted adjusted after-tax earnings per share", and instead includes a Non-GAAP tax provision based upon the annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance. The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the Non-GAAP performance measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in Millions)	2022	2021	2022	2021
Non-GAAP tax adjustments:
Income tax benefit on restructuring, separation-related and other corporate costs	$(0.7)	$(0.7)	$(2.0)	$(2.7)
Revisions to our tax liabilities due to finalization of prior year tax returns	—	0.5	—	0.9
Foreign currency remeasurement and other discrete items	(7.1)	5.1	7.6	16.8
Blue Chip Swap gain	—	—	2.3	—
Other discrete items	(1.8)	(0.9)	(2.4)	(2.3)
Total Non-GAAP tax adjustments	$(9.6)	$4.0	$5.5	$12.7

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED CASH FROM OPERATIONS (NON-GAAP)
(Unaudited)

	Twelve Months Ended
	December 31,
(In Millions)	2022	2021
Cash provided by operating activities	$454.7	$26.4
Restructuring and other charges	3.5	5.3
Separation-related costs	0.9	2.0
COVID-19 related costs (a)	2.4	5.2
Argentina interest income (b)	(1.5)	—
Adjusted cash from operations (Non-GAAP) (1)	$460.0	$38.9
___________________
1.The company believes that the Non-GAAP financial measure “Adjusted cash from operations” provides useful information about the company’s cash flows to investors and securities analysts. Adjusted cash from operations excludes the effects of transaction-related cash flows. The company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.
a.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the consolidated statement of operations, including but not limited to, incremental quarantine related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
b.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.

RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(In Millions)	December 31, 2022	December 31, 2021
Long-term debt (GAAP) (a)	$241.9	$240.4
Less: Cash and cash equivalents (GAAP)	(189.0)	(113.0)
Net debt (Non-GAAP) (1)	$52.9	$127.4
___________________
1.The company believes that the non-GAAP financial measure “Net debt” provides useful information about the company’s cash flows and liquidity to investors and securities analysts.
a.Presented net of unamortized transaction costs of $3.9 million and $5.4 million as of December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, the Company had no debt maturing within one year.

LIVENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In Millions)	December 31, 2022	December 31, 2021
Cash and cash equivalents	$189.0	$113.0
Trade receivables, net of allowance of approximately $0.3 in 2022 and 2021	141.6	96.4
Inventories	152.3	134.6
Other current assets	61.1	55.3
Total current assets	544.0	399.3
Investments	440.3	27.2
Property, plant and equipment, net of accumulated depreciation of $253.1 in 2022 and $243.0 in 2021	968.3	677.9
Right of use assets - operating leases, net	4.8	6.3
Deferred income taxes	0.4	0.9
Other assets	116.4	90.9
Total assets	$2,074.2	$1,202.5

Accounts payable, trade and other	$81.7	$65.4
Contract liabilities - short term	15.5	—
Other current liabilities	51.5	65.9
Total current liabilities	148.7	131.3
Long-term debt	241.9	240.4
Contract liabilities - long term	198.0	—
Other long-term liabilities	42.6	35.4
Equity	1,443.0	795.4
Total liabilities and equity	$2,074.2	$1,202.5

LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended December 31,
(In Millions)	2022	2021
Cash provided by operating activities	$454.7	$26.4
Cash used in investing activities	(364.7)	(143.3)
Cash (used in)/provided by financing activities	(12.5)	218.0
Effect of exchange rate changes on cash	(1.5)	0.3
Increase in cash and cash equivalents	76.0	101.4
Cash and cash equivalents, beginning of period	113.0	11.6
Cash and cash equivalents, end of period	$189.0	$113.0